Exhibit 99.1

CONTACT:

Lynne Adams
(623) 587-2104

PetSmart Media Line
623-587-2177
PETSMART REPORTS RESULTS FOR THE THIRD QUARTER 2005

• Earnings of $0.21 per Share	• 9.8 Percent Top Line Growth
•     Services Sales Up 23.9 Percent
PHOENIX — November 16, 2005 — PetSmart, Inc. today reported net income of $31.1 million, or $0.21 per diluted share, for the third quarter of fiscal 2005. Excluding the benefit of tax adjustments during the quarter, the company earned $0.19 per share. That compares with net income of $31.5 million, or $0.21 per diluted share, for the third quarter of fiscal 2004.
     As previously disclosed in the company’s Annual Report on Form 10-K, results for 2004 have been restated to address a correction in lease accounting policies. In addition, PetSmart has restated 2004 to retroactively apply the adoption of SFAS 123R, which requires that all stock-based compensation be expensed and accounted for using a fair-value-based method. All 2004 results discussed in this release reflect these restatements.
Sales
     PetSmart generated net sales of $907.7 million in the third quarter, up 9.8 percent from $826.8 million during the same period in 2004. Comparable store sales — or sales in stores open at least a year — grew 2.4 percent in the third quarter, compared with 6.7 percent in the third quarter of fiscal 2004.
     “During the third quarter of 2005, PetSmart continued to perform and, after some softness throughout much of the quarter, we’ve seen our business begin to stabilize and gain momentum in October,” said Phil Francis, chairman and chief executive officer. “Those results reflect the fundamental strength of our business, the power of our strategic initiatives and the fact that we’re uniquely positioned to capture the opportunities inherent in the pet sector and continue to gain market share.”
     During the third quarter, pet services sales were $71.5 million, up 23.9 percent from the same period last year.
     The company opened 35 new stores and closed one location during the third quarter of 2005, which compares with 26 new stores and two closures during the third quarter of 2004. At the end of the third quarter of 2005, the company operated 791 stores.
Gross margins and expense
     Gross margins were 29.1 percent in the third quarter of 2005, compared with 30.3 percent in the same period in 2004.

     Operating, general and administrative expenses were 23.5 percent of net sales in the third quarter of 2005, essentially flat compared to the third quarter of last year.
Pre-tax income
     PetSmart generated pre-tax income of 5.0 percent in the third quarter. That compares with 6.3 percent during the same period last year.
Share purchases and dividend payments
     PetSmart purchased approximately 3.7 million of its shares at an average price of $25.22 during the third quarter of 2005 as part of a $270 million authorization through the end of fiscal 2006.
     As previously announced, the company will pay a dividend of $0.03 per share on November 18, 2005, to stockholders of record as of October 31, 2005.
Outlook
     PetSmart projects comparable store sales at 2 to 4 percent in the fourth quarter and estimates comparable store sales for all of 2005 at 3 to 4 percent. It estimates earnings at approximately $0.44 to $0.47 per share in the fourth quarter and $1.19 to $1.23 per share for the full year, including the benefit of the tax adjustments in the third quarter and a $0.035 gain from a first-quarter legal settlement.
     “While we remain cautious about the prospects for the overall economy and the outlook for retail during the remainder of the year, we continue to feel very positive about this business and its potential,” said Francis. “Our fundamental business model is strong and puts us in a unique position to capture a large share of this compelling market. We believe we have the right strategies in place, we’re committed to investing in the initiatives that can fuel our ongoing growth, and we firmly believe that this company can continue to thrive, to gain share and generate meaningful returns for our shareholders over the long term.”
Conference call information
     PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the third quarter of 2005 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers), code 7195212. A phone replay will also be available through Dec. 2, 2005, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 7195212.
About PetSmart
     PetSmart, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 790 pet stores in the United States and Canada, a growing number of PetsHotels, as well as the Internet’s leading online provider of pet products and information (www.PetSmart.com). PetSmart provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PetSmart Charities, an independent 501(c)3 organization, has donated more than $35 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than two million pets.
Forward-looking statements
     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Statement of utility
     PetSmart continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PetSmart uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.
     PetSmart’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PetSmart may not be consistent with the presentation of similar companies in PetSmart’s industry. However, PetSmart presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PetSmart’s operating results in a manner that focuses on what it believes to be its ongoing business operations.
     PetSmart’s management believes it is useful for itself and investors to review both GAAP information and the non-GAAP measure of earnings per share excluding tax adjustments in the third quarter of 2005, to have a better understanding of the overall performance of PetSmart’s business and its ability to perform in subsequent periods.
     Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results and better enables investors to evaluate the ongoing operations and prospects of PetSmart by providing a better comparison to prior periods. Whenever PetSmart uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
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PetSmart, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2005	% of Sales	October 31, 2004(1)	% of Sales	October 30, 2005	% of Sales	October 31, 2004(1)	% of Sales
Net sales	$907,663	100.00%	$826,843	100.00%	$2,709,910	100.00%	$2,429,148	100.00%
Cost of sales	643,385	70.88%	576,743	69.75%	1,883,313	69.50%	1,695,592	69.80%

Gross profit	264,278	29.12%	250,100	30.25%	826,597	30.50%	733,556	30.20%

Operating, general and administrative expenses	213,639	23.54%	194,021	23.47%	637,027	23.51%	582,458	23.98%

Operating income	50,639	5.58%	56,079	6.78%	189,570	7.00%	151,098	6.22%

Interest expense, net	5,745	0.63%	4,082	0.49%	15,839	0.58%	11,851	0.49%

Income before income tax expense	44,894	4.95%	51,997	6.29%	173,731	6.41%	139,247	5.73%

Income tax expense	13,761	1.52%	20,539	2.48%	62,144	2.29%	46,786	1.93%

Net income	$31,133	3.43%	$31,458	3.80%	$111,587	4.12%	$92,461	3.81%

Basic earnings per share	$0.22		$0.22		$0.79		$0.64

Diluted earnings per share	$0.21		$0.21		$0.76		$0.62

Weighted average shares outstanding — basic	140,525		144,231		141,684		143,642
Weighted average shares outstanding — diluted	144,842		149,780		146,636		149,583

Stores open at beginning of each period	757		678		726		643
Stores opened during each period	35		26		71		68
Stores closed during each period	(1)		(2)		(6)		(9)
Stores open at end of each period	791		702		791		702

(1)	The financial information has been restated to reflect the adoption of SFAS No. 123(R) and the correction of the Company’s lease accounting policies.

PetSmart, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	October 30,	January 30,
	2005	2005
Assets
Cash and cash equivalents	$97,200	$87,032
Short-term investments	201,700	313,575
Receivables, net	28,629	27,123
Merchandise inventories	458,224	337,281
Other current assets	100,740	63,839

Total current assets	886,493	828,850

Property and equipment, net	824,178	699,262
Deferred income taxes	72,696	81,863
Other noncurrent assets	72,433	68,432

Total assets	$1,855,800	$1,678,407

Liabilities and Stockholders’ Equity
Accounts payable	$218,778	$130,320
Other current liabilities	263,783	214,016
Current portion capital lease obligations	11,201	6,585

Total current liabilities	493,762	350,921

Capital lease obligations	335,539	244,150
Other noncurrent liabilities	108,485	109,389

Total liabilities	937,786	704,460

Stockholders’ equity	918,014	973,947

Total liabilities and stockholders’ equity	$1,855,800	$1,678,407